Exhibit 2.1

AMENDMENT NO. 1

TO THE

AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 (this “Amendment”), dated as of June 6, 2016, to the Agreement and Plan of Merger, dated as of March 21, 2016 (the “Agreement”), is made by and among WL Ross Holding Corp., a Delaware corporation (“Parent”), Neon Acquisition Company LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Blocker Merger Sub”), Neon Holding Company LLC, a Delaware limited liability company and a wholly-owned subsidiary of Blocker Merger Sub, Nexeo Solutions Holdings, LLC, a Delaware limited liability company (the “Company”), TPG Accolade Delaware, L.P., a Delaware limited partnership (“Blocker”), and Nexeo Holdco, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“New Holdco”).

R E C I T A L S

WHEREAS, the parties desire to amend certain provisions of the Agreement pursuant to Section 9.15 thereof, as more particularly set forth in this Amendment.

A G R E E M E N T S

NOW, THEREFORE, in consideration of the mutual agreements set forth in the Agreement and this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
AMENDMENTS; JOINDER

1.1              Defined Terms; References

. Unless otherwise specifically defined in this Amendment, each term used herein that is defined in the Agreement has the meaning assigned to such term in the Agreement, and each reference to a specific Section or Article shall refer to the particular Section or Article in the Agreement. Each reference to “hereof,” “hereunder,” “herein,” “hereby” and each other similar reference contained in the Agreement shall refer, from and after the date of this Amendment, to the Agreement as amended by this Amendment.

1.2              Amendment to Section 1.3(b). The first sentence of Section 1.3(b) of the Agreement is hereby amended and restated in its entirety as follows:

“At the Blocker Merger Effective Time, Blocker Merger Sub shall be merged with and into Blocker and the separate existence of Blocker Merger Sub shall cease and Blocker shall continue its existence under the laws of the State of Delaware as the surviving limited partnership, with Parent as its general partner (in such capacity, Blocker is sometimes referred to herein as the “Surviving Blocker”).”

1.3              Amendment to Section 1.4(b). Section 1.4(b) of the Agreement is hereby amended and restated in its entirety as follows:

“(b) At the Blocker Merger Effective Time, the certificate of limited partnership of Blocker in effect immediately prior to the Blocker Merger Effective Time shall be the certificate of limited partnership of the Surviving Blocker, and the limited partnership agreement attached hereto as Annex A shall be the limited partnership agreement of the Surviving Blocker, in each case until thereafter amended in accordance with their respective terms and applicable law.”

1.4              Amendment to Section 1.5(c). Section 1.5(c) of the Agreement is hereby amended and restated in its entirety as follows:

“From and after the Blocker Merger Effective Time, Surviving Blocker shall be managed by Parent, as its general partner, and shall have no officers or directors, unless and until appointed in accordance with the terms of its Organizational Documents and applicable law.”

1.5              Amendment to Section 2.2(a). Section 2.2(a) of the Agreement is hereby amended and restated in its entirety as follows:

“(a) The limited liability company interests in Blocker Merger Sub issued and outstanding immediately prior to the Blocker Merger Effective Time shall be converted into and shall represent (i) a non-economic general partner interest of the Surviving Blocker held by Parent and (ii) 100% of the limited partnership interests of the Surviving Blocker, so that, after the Blocker Merger Effective Time, Parent shall be the holder of all of the issued and outstanding general partner and limited partner interests in the Surviving Blocker.”

1.6              Amendments to Section 2.4(a). Section 2.4(a)(ii) and Section 2.4(a)(iii) of the Agreement is hereby amended and restated in its entirety as follows:

“(ii) With respect to the Company Merger Consideration Portion, Parent shall, at the Company Merger Effective Time (A) pay or cause to be paid to the Company Selling Equityholders, via wire transfer of immediately available funds in accordance with instructions provided by New Holdco to Parent not less than two (2) Business Days prior to the Closing, the portion of the Company Merger Consideration Portion consisting of the Cash Consideration, other than any portion of the Closing Cash Balance included therein, which shall be delivered by the Company at the Company Merger Effective Time (or, with respect to any portion of such Closing Cash Balance that is impracticable to deliver at the Company Merger Effective Time, with the consent of the Seller Representative, at such later time not more than ten (10) Business Days following the Company Merger Effective Time, as agreed to by the Seller Representative and the Company; provided, that, upon the request of Parent, the Company shall promptly provide reasonable information related to any such additional Closing Cash Balance disbursements, including the amount of expected disbursements to be made at any time after the Company Merger Effective Time) pursuant to such instructions in immediately available funds and (B) cause to be issued to the Company Selling Equityholders, the portion of the Company Merger Consideration Portion consisting of the Stock Consideration, via book entry issuance. Without the prior written consent of the Seller Representative, no Cash Consideration paid pursuant to this Section 2.4(a)(ii) shall be paid from the proceeds of the Debt Financing.

(iii) With respect to the Blocker Merger Consideration Portion, Parent shall, at the Blocker Merger Effective Time (A) pay or cause to be paid to Blocker Parent, via wire transfer of immediately available funds in accordance with such instructions provided by Blocker, the portion of the Blocker Merger Consideration Portion consisting of the Cash Consideration, other than any portion of the Closing Cash Balance included therein, which shall be delivered by the Company at the Blocker Merger Effective Time (or, with respect to any portion of such Closing Cash Balance that is impracticable to deliver at the Blocker Merger Effective Time, with the consent of the Seller Representative, at such later time not more than ten (10) Business Days following the Blocker Merger Effective Time, as agreed to by the Seller Representative and the Company; provided, that, upon the request of Parent, the Company shall promptly provide reasonable information related to any such additional Closing Cash Balance disbursements, including the amount of expected disbursements to be made at any time after the Blocker Merger Effective Time) pursuant to such instructions in immediately available funds, and (B) cause to be issued to the holders of Blocker Partnership Interests specified in writing by Blocker not less than two (2) Business Days prior to the Closing, the portion of the Blocker Merger Consideration Portion consisting of the Stock Consideration, via book entry issuance. Without the prior written consent of the Seller Representative, no Cash Consideration paid pursuant to this Section 2.4(a)(iii) shall be paid from the proceeds of the Debt Financing.”

1.7              Amendment to Section 6.2(f). Section 6.2(f) of the Agreement is hereby amended and restated in its entirety as follows:

“(f) Maximum Redemptions. The aggregate amount of the Net Parent Stockholder Redemptions shall not exceed $75,000,000.”

1.8              Amendment to Section 6.3(j). Section 6.3(j) of the Agreement is hereby amended and restated in its entirety as follows:

“(j) Maximum Redemptions. The aggregate amount of the Net Parent Stockholder Redemptions shall not exceed $75,000,000.”

1.9             Amendments to Section 9.1. Section 9.1 of the Agreement is hereby amended to include or amend and restate, as applicable, the following definitions in their entirety as follows:

“Available Debt Proceeds” means, as of the Closing, $764,725,000, after the settlement of any OID expenses associated with the Debt Financing.

“Transaction Expenses” means, with respect to any Person, its costs and expenses incident to the negotiation and preparation of this Agreement and the other documents contemplated hereby (including the Ancillary Agreements) and the performance and compliance with all agreements and conditions contained herein to be performed or complied with at or before the Closing, including the fees, expenses and disbursements of its counsel and accountants, due diligence expenses, advisory and consulting fees and expenses, underwriting and other third-party fees required to consummate the Mergers, the costs of procuring the insurance contemplated by Section 5.5(d), and other costs and expenses associated with any of the foregoing; provided, that for the avoidance of doubt, with respect to Parent, Transaction Expenses shall include (x) any amount payable under the convertible promissory notes, dated March 15, 2016 and January 5, 2016, payable by Parent to Parent Sponsor and (y) any Deferred Underwriting Fees.

1.10         Amendment to Section 9.4. Section 9.4 is hereby amended to include at the end of such section a new clause (iv) as follows:

(iv)	if to TPG GP, to: 301 Commerce Street, Suite 3300 Fort Worth, Texas 76102 Attention: General Counsel Telephone: (415) 743-1741 Fax: (415) 743-1501

with a required copy to (which copy shall not constitute notice):

Vinson & Elkins L.L.P.
600 Travis Street, Suite 3300
Houston, TX 77002
Telecopy: (713) 615-5085
Attention: Keith Fullenweider and Lande Spottswood

1.11          Joinder Pursuant to Section 9.16(e). In accordance with Section 9.16(e) of the Agreement, by executing and delivering this Amendment, New Holdco hereby assigns to TPG VI AIV SLP SD, L.P., a Delaware limited partnership (“TPG GP”), and TPG GP hereby accepts and assumes from New Holdco, and TPG GP is hereby appointed by each of the applicable parties to the Agreement and designated in accordance with Section 9.16 of the Agreement with respect to, all of the rights and obligations of Seller Representative under the Agreement and TPG GP shall become, for all purposes, Seller Representative under the Agreement. Each of the other parties hereto hereby acknowledge such assignment and acceptance.

1.12          Amendment to Schedule 4.3(a). Schedule 4.3(a) is hereby amended and restated in its entirety as set forth on Schedule 4.3(a) attached hereto.

1.13          Amendment to Schedule 4.3(n). Schedule 4.3(n) is hereby amended and restated in its entirety as set forth on Schedule 4.3(n) attached hereto.

1.14          Amendment to Schedule 5.10(c). Schedule 5.10(c) is hereby amended and restated in its entirety as set forth on Schedule 5.10(c) attached hereto.

ARTICLE II
mISCELLANEOUS

2.1              No Other Amendments; No Waiver of Rights

. Except as amended by this Amendment, the Agreement shall remain unmodified and in full force and effect.

2.2              Governing Law

. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

2.3              Facsimiles; Counterparts

. This Amendment may be executed by facsimile signatures by any party and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required. This Amendment may be executed in one or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

[Signature page follows]

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed by its respective duly authorized officers as of the date first above written.

WL ROSS HOLDING CORP.

By: /s/ Wilbur L. Ross, Jr.

Name: Wilbur L. Ross, Jr.

Title: President and Chief Executive Officer

Signature Page to Amendment No. 1 to
Agreement and Plan of Merger

NEON HOLDING COMPANY LLC

By: /s/ Wilbur L. Ross, Jr.

Name: Wilbur L. Ross, Jr.

Title:

Signature Page to Amendment No. 1 to
Agreement and Plan of Merger

NEON ACQUISITION COMPANY LLC

By: /s/ Wilbur L. Ross, Jr.

Name: Wilbur L. Ross, Jr.

Title:

Signature Page to Amendment No. 1 to
Agreement and Plan of Merger

NEXEO SOLUTIONS HOLDINGS, LLC

By: /s/ David Bradley

Name: David Bradley

Title: President and Chief Executive Officer

Signature Page to Amendment No. 1 to
Agreement and Plan of Merger

TPG ACCOLADE DELAWARE, L.P.

By: /s/ Clive Bode

Name: Clive Bode

Title: Vice President

Signature Page to Amendment No. 1 to
Agreement and Plan of Merger

NEXEO HOLDCO, LLC

By: /s/ David Bradley

Name: David Bradley

Title: President and Chief Executive Officer

Signature Page to Amendment No. 1 to
Agreement and Plan of Merger

TPG VI AIV SLP SD, L.P.

By: TPG VI AIV SLP SD ADVISORS, L.L.C., its general partner

By: /s/ Clive Bode

Name: Clive Bode
Title: Vice President

Signature Page to Amendment No. 1 to
Agreement and Plan of Merger